Exhibit 99.1

ATP Announces First Quarter 2012 Financial Results and Operations Update

HOUSTON--(BUSINESS WIRE)--May 9, 2012--ATP Oil & Gas Corporation (NASDAQ:ATPG) today released first quarter 2012 financial results and an operations update.

Results of Operations

Production in first quarter 2012 was 2.0 MMBoe (million barrels of oil equivalent) of which 63% was oil and condensate, compared to 2.3 MMBoe in the first quarter 2011 of which 68% was oil and condensate. This falls within ATP’s previously-stated expectation of 1.8 – 2.1 MMBoe for first quarter 2012. First quarter 2012 production includes approximately 0.1 MMBoe from a royalty relief adjustment related to 2011 production. Revenues from oil and gas production were $146.6 million in first quarter 2012 including a $3.0 million benefit for royalty relief related to 2011, compared to $166.5 million with no corresponding adjustment for royalty relief in first quarter 2011.

Cash provided by operating activities in first quarter 2012 was $100.9 million, compared to $86.2 million in first quarter 2011. ATP ended first quarter 2012 with a cash balance of $224.7 million, compared to $65.7 million in fourth quarter 2011. ATP’s working capital deficit was $267.9 million at the end of first quarter 2012 compared to a $347.5 million deficit at the end of fourth quarter 2011.

Lease operating expense for first quarter 2012 was $26.9 million compared to $32.4 million in first quarter 2011. Recurring lease operating expense was $23.2 million in first quarter 2012 and $25.0 million in first quarter 2011. The improvement was primarily a result of lower variable expense. Excluded from recurring lease operating expense was workover expense of $3.7 million in first quarter 2012 and $7.4 million in first quarter 2011. The workover expenses in first quarter 2012 were primarily due to hull repair and maintenance work at Gomez Hub, while the workover expenses in first quarter 2011 were primarily due to work at ATP’s Atwater 63 and Mississippi Canyon 711 properties. General and administrative expense was $18.0 million in first quarter 2012, which included $3.8 million of organization and startup costs of operations in Israel and other international prospect generation costs, and $3.7 million of bonuses awarded to executives by the Board. The remaining general and administrative expense of $10.5 million is comparable to the $9.7 million in first quarter 2011. For first quarter 2012, ATP recorded a net loss attributable to common shareholders of $145.1 million or $(2.83) per basic and diluted share compared to $119.5 million or $(2.34) per basic and diluted share in first quarter 2011. The net loss attributable to common shareholders was impacted by items analysts sometimes exclude from published estimates. For first quarter 2012, those items included a gain on abandonment of $0.4 million, impairment of oil and gas properties of $1.2 million, and unrealized losses on derivative contracts of $42.8 million. For first quarter 2011, those items included unrealized losses on derivative contracts of $42.9 million and $18.5 million of drilling interruption costs associated with the Gulf of Mexico moratorium.

Production and Operations Update

In late February 2012, ATP completed the Mississippi Canyon (MC) 942 A-3 well, the fourth well at ATP’s Telemark Hub. Shortly thereafter, ATP began a workover operation at the MC 941 A-2 well, where ATP has been required to temporarily shut in production while an additional sand, the B sand, is completed. The completion operation, originally expected to conclude in first quarter 2012, is now expected to conclude during second quarter 2012. Upon completion of this operation, ATP also intends to conduct a sleeve shift operation at the MC 941 A-1 well. Both of these operations are expected to add production during the second quarter. ATP has been notified by Shell Pipeline Company LP, the operator of the Mars pipeline, that it intends to temporarily shut in the pipeline to allow for the tie-in of a new offsetting platform. As a result, ATP estimates production at its Telemark Hub could be shut-in for up to two weeks during second quarter 2012.

ATP expects production of 1.6MMBoe – 2.3MMBoe during second quarter 2012. ATP’s two wells at Clipper (Green Canyon 300) are on schedule to begin production in late third quarter or early fourth quarter 2012. Both wells were drilled and completed in 2011, and ATP has begun preparatory work for the installation of the Clipper pipeline during third quarter 2012. The two wells at Clipper tested at a net 16 MBoe/day, 62% oil.

ATP commenced drilling its first well offshore Israel in late April 2012, an exploratory well in the Shimshon license. Preliminary results are expected in third quarter 2012. ATP operates the well with a 40% working interest through its ATP East Med B.V. subsidiary. ATP notes that Isramco Negev, its partner in Shimshon, on March 6, 2011 reported that it received an independent reservoir engineering evaluation from Lockwood & Associates estimating gross potential natural gas resources at Shimshon and that they calculated assessment of the total geological and geophysical exploration probability of success of 20 percent to be reasonable. Lockwood said its high estimate of reserves to the 100% interest was for 3.4 TCF, the low estimate was 1.5 TCF and its best estimate was 2.3 TCF.

Financing & Hedging Update

During first quarter 2012, ATP successfully completed the $155 million expansion of its first lien facility, and the interest rate was adjusted from a fixed 9.00% for existing holders to allow for a floating 8.75% per annum.

ATP continues to pursue a long-term financing to fund the construction of its Octabuoy floating production facility, which is scheduled to be deployed at the Cheviot project in the North Sea upon completion in 2014. The company is optimistic about the potential for this transaction.

At the end of first quarter 2012, ATP’s net profits interests (NPIs) and overriding royalty interests (ORRIs) totaled $513.3 million, up from $379.0 million in fourth quarter 2011. The increase was primarily a result of four new ORRIs totaling $185 million, partially offset by payments of $69.2 million to NPI and ORRI holders.

The following schedule summarizes ATP’s NPI and ORRI activity during first quarter 2012:

Summary of First Quarter 2012 NPI and Override Activity
(In Thousands)
(Unaudited)

NPI and Override balance as of December 31, 2011	$378,993
Additions for incremental overrides	183,775
Other additions	1,200
Interest accretion	18,573
Payments to NPI and Override holders	(69,210)
NPI and Override balance as of March 31, 2012	$513,331

During first quarter 2012, ATP continued to hedge using traditional crude oil swaps and other instruments, including prepaid swaps, basis swaps, and swaptions. A detailed derivatives schedule is provided near the end of this press release.

ATP is targeting $400 million - $500 million in capital expenditures in 2012, of which $50 million to $70 million is expected to be contributed by vendors through existing NPI or deferral programs.

ATP’s selected financial data schedule below contains additional information on the company’s activities for first quarter 2012 and the comparable 2011 period.

Selected Financial Data	Three Months Ended
(Unaudited)	March 31,
	2012	2011

Production
Natural gas (MMcf)	4,473	4,449
Gulf of Mexico	4,087	3,813
North Sea	386	636
Oil and condensate (MBbls)	1,257	1,600
Gulf of Mexico	1,256	1,599
North Sea	1	1
Natural gas, oil and condensate
MMcfe	12,015	14,048
MBoe	2,002	2,341

Average Prices
Natural gas (per Mcf)	$3.50	$4.91
Gulf of Mexico	3.00	4.30
North Sea	8.81	8.57
Oil and condensate (per Bbl)	104.17	90.40

Natural gas, oil and condensate
Per Mcfe	$12.20	$11.85
Per Boe	73.23	71.10

Gain (Loss) on Oil and Gas Derivatives ($000's)
Natural gas contracts
Realized or settled during the period	$2,794	$606
Unrealized	(4,443)	(3,636)
Oil and condensate contracts
Realized or settled during the period	(19,007)	(8,012)
Unrealized	(38,315)	(39,220)
Total	(58,971)	(50,262)

First Quarter 2012 Conference Call

ATP Oil & Gas Corporation (NASDAQ: ATPG) will host a conference call on Thursday, May 10th at 11:00 am CDT to discuss the company’s first quarter 2012 results followed by a Q&A session.

1st Quarter Results Conference Call
Date: Thursday, May 10, 2012
Time: 12:00 pm EDT; 11:00 am CDT; 10:00 am MDT and 9:00 am PDT

ATP invites interested persons to listen to the live webcast on the company’s website at www.atpog.com. Phone participants should dial 888-259-8885. A digital replay of the call will be available at 888-203-1112, ID# 2370475, for a period of 24 hours beginning at 3:00pm CDT.

CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$224,743	$65,678
Restricted cash	15,040	20,113
Accounts receivable (net of allowance of $0 and $225, respectively)	85,430	70,628
Deferred tax asset	2,655	480
Derivative assets	-	2,194
Other current assets	18,222	28,050
Total current assets	346,090	187,143

Oil and gas properties (using the successful efforts method of accounting):
Proved properties	5,049,543	4,875,232
Unproved properties	24,691	22,945
	5,074,234	4,898,177
Less accumulated depletion, depreciation, impairment and amortization	(1,853,185)	(1,760,756)
Oil and gas properties, net	3,221,049	3,137,421

Restricted cash	10,000	10,000
Deferred financing costs, net	37,874	40,873
Other assets, net	23,386	13,337
Total assets	$3,638,399	$3,388,774

Liabilities and Equity
Current liabilities:
Accounts payable and accruals	$295,604	$265,620
Current maturities of long-term debt	36,630	33,848
Asset retirement obligation	53,047	52,536
Deferred tax liability	-	138
Derivative liability	117,483	68,816
Current maturities of other long-term obligations	111,246	113,657
Total current liabilities	614,010	534,615

Long-term debt	2,115,483	1,976,157
Other long-term obligations	594,427	451,797
Asset retirement obligation	119,059	115,981
Deferred tax liability	41,737	27,493
Derivative liability	1,122	522
Total liabilities	3,485,838	3,106,565

Temporary equity-redeemable noncontrolling interest	115,819	115,820
Temporary equity-convertible preferred stock, $0.001 par value	71,186	70,055

Shareholders' equity:
Convertible preferred stock, $0.001 par value	219,550	222,681
Common stock, $0.001 par value	52	52
Additional paid-in capital	527,103	529,669
Accumulated deficit	(687,665)	(548,765)
Accumulated other comprehensive loss	(92,573)	(106,392)
Treasury stock, at cost	(911)	(911)
Total shareholders' equity	(34,444)	96,334
Total liabilities and equity	$3,638,399	$3,388,774

CONSOLIDATED INCOME STATEMENTS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Oil and gas production	$146,613	$166,500

Costs, operating expenses and other:
Lease operating	26,905	32,407
Exploration	389	-
General and administrative	17,956	9,736
Depreciation, depletion and amortization	84,906	79,320
Impairment of oil and gas properties	1,202	-
Accretion of asset retirement obligation	3,804	3,664
Drilling interruption costs	-	18,498
Loss (gain) on abandonment	(364)	1,269
	134,798	144,894
Income from operations	11,815	21,606

Other income (expense):
Interest income	40	57
Interest expense, net	(73,854)	(75,485)
Derivative expense	(58,971)	(50,262)
	(132,785)	(125,690)

Loss before income taxes	(120,970)	(104,084)

Deferred income tax expense	(10,551)	(9,142)
Net loss	(131,521)	(113,226)
Less income attributable to the redeemable noncontrolling interest	(7,379)	(3,563)
Less convertible preferred stock dividends	(6,179)	(2,758)
Net loss attributable to common shareholders	$(145,079)	$(119,547)

Net loss per share attributable to common shareholders:
Basic	$(2.83)	$(2.34)
Diluted	$(2.83)	$(2.34)

Weighted average number of common shares:
Basic	51,328	51,020
Diluted	51,328	51,020

CONSOLIDATED CASH FLOW DATA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(131,521)	$(113,226)
Adjustments to operating activities	153,634	153,903
Changes in assets and liabilities	78,790	45,498
Net cash provided by operating activities	100,903	86,175

Cash flows from investing activities:
Additions to oil and gas properties	(197,205)	(95,648)
Decrease (increase) in restricted cash	5,073	(3,504)
Net cash used in investing activities	(192,132)	(99,152)

Cash flows from financing activities:
Proceeds from first lien term loans	148,243	59,400
Proceeds from term loan facility - ATP Titan assets	-	45,000
Payments of term loans	(7,875)	(5,000)
Deferred financing costs	(50)	(2,781)
Proceeds from other long-term obligations	183,775	-
Payments of other long-term obligations	(59,218)	(33,926)
Distributions to noncontrolling interest	(9,253)	(3,563)
Preferred stock dividends	(6,313)	(2,758)
Derivative contracts, net	13,033	-
Other financings, net	(12,157)	(16,854)
Exercise of stock options/warrants	13	163
Net cash provided by financing activities	250,198	39,681

Effect of exchange rate changes on cash and cash equivalents	96	726

Increase in cash and cash equivalents	159,065	27,430
Cash and cash equivalents, beginning of year	65,678	154,695
Cash and cash equivalents, end of year	$224,743	$182,125

Derivatives Schedule
(Unaudited)
	2012				2013
	2Q	3Q	4Q	FY	1Q	2Q	3Q	4Q	FY
Gulf of Mexico

Natural Gas Calls
Volumes (MMMBtu)	910	920	920	2,750	1,800	1,820	1,840	1,840	7,300
Price ($/MMBtu)	$5.30	$5.30	$5.50	$5.37	$3.90	$3.90	$3.90	$3.90	$3.90

Crude Oil Swaps
Volumes (MBbls)	751	759	759	2,269	360	273	92	92	817
Price ($/Bbl)	$97.36	$97.36	$97.36	$97.36	$104.29	$108.92	$106.15	$106.15	$106.25

Prepaid Crude Oil Swaps (1)
Volumes (MBbls)	268	202	104	575	-	-	-	-	-
Price ($/Bbl)	$-	$-	$-	-	-	-	-	-	-

Crude Oil Basis Swaps
Volumes (MBbls)	273	276	205	754	233	182	184	184	783
Basis Price ($/Bbl, LLS - WTI)	$13.53	$10.90	$10.39	$11.71	$5.06	$4.18	$4.18	$4.18	$4.44

Crude Oil Swaptions (Calls Sold)(2)
Volumes (MBbls)	-	-	-	-	90	91	92	92	365
Strike Price ($/Bbl)	-	-	-	-	$96.50	$96.50	$96.50	$96.50	$96.50

North Sea
Natural Gas Swaps
Volumes (MMMBtu)	455	460	460	1,375	180	-	-	-	180
Price ($/MMBtu)(3)	$8.26	$8.26	$10.13	$8.88	$11.28	-	-	-	$11.28
						-	-	-

The above are ATP's financial and physical commodity contracts outstanding as of May 9, 2012.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.
(1) ATP received cash proceeds at closing averaging approximately $104.42 per barrel. During the future contract settlement months, ATP will pay cash based on the prevailing market prices in effect at that time, which may be more or less than ATP were paid.
(2) Call swaptions sold to a third party that allow the third party to exercise and enter into a swap with ATP at the strike price.
(3) Assumes currency translation rate of 1.60 USD per GBP which approximates the rate as of May 9, 2012

Cash Payments Related to Other Long-term Obligations
(In Thousands)
(Unaudited)

	Three Months
	Ended
	March 31,
	2012
Net profits interests	$53,454
Dollar-denominated overriding royalty interests	15,756
NPI and ORRI payments	69,210
Gomez pipeline financing	4,347
Vendor deferrals	4,472
Total payments	$78,029	(1)

(1) Includes principal of $56,580 and interest of $21,449. The weighted average effective interest rate on our other long-term obligations was 18.5% as of March 31, 2012.

Other Long-term Obligations
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Net profits interests	$298,944	$336,669
Dollar-denominated overriding royalty interests	214,387	42,324
Total NPI and ORRI obligations	513,331	378,993
Gomez pipeline obligation	71,110	71,676
Vendor deferrals – Gulf of Mexico	15,071	17,493
Vendor deferrals – North Sea	103,579	94,710
Other	2,582	2,582
Total	705,673	565,454
Less current maturities	(111,246)	(113,657)
Other long-term obligations	$594,427	$451,797

About ATP Oil & Gas Corporation

ATP Oil & Gas is an international offshore oil and gas development and production company with operations in the Gulf of Mexico, Mediterranean Sea and the North Sea. The company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

Forward-looking Statements

Certain statements included in this news release contain "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. ATP cautions that assumptions, expectations, projections, intentions, plans, beliefs or similar expressions used to identify forward-looking statements about future events may, and often do, vary from actual results and the differences can be material from those expressed or implied in such forward looking statements. Some of the key factors which could cause actual results to vary from those ATP expects include, without limitation, volatility in commodity prices for crude oil and natural gas, the condition of the capital markets generally, as well as ability to access them, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting its business. ATP assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law. While ATP does not file reports with the SEC containing probable and possible reserve quantities, ATP occasionally will include them in news releases, presentations and discuss such reserves publicly. ATP and its independent third party reservoir engineers use the term “probable” to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that, by their nature, are more speculative than estimates of proved reserves. Any estimates of reserves in this news release have been prepared by our independent third party engineers. More information about the risks and uncertainties relating to ATP's forward-looking statements is found in the company's SEC filings or website,www.atpog.com.

CONTACT:
ATP Oil & Gas Corporation
T. Paul Bulmahn, 713-622-3311
Chairman and CEO
or
Albert L. Reese Jr., 713-622-3311
Chief Financial Officer
www.atpog.com